UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

CoStar Limited, a wholly owned U.K. subsidiary of CoStar Group, Inc. (“CoStar”), acquired Grecam S.A.S. (“Grecam”), a French société par actions simplifiée, from Capmark Investments L.P. on December 21, 2006, pursuant to a Stock Purchase Agreement for EUR 1,500,000 (approximately $2 million), subject to possible downward price adjustments. Grecam, which was founded in 1978 by Hugues Kirichian and Claude Ogier, will be operated by FOCUS Information Limited, a CoStar U.K. subsidiary. Grecam is in the business of providing and making publicly available in a commercial forum property-level information and market-level surveys, studies and consulting services, including information through its website to databases aggregating such information. FOCUS considered this acquisition as an opportunity to acquire high-quality information on approximately 14,000 office and industrial buildings throughout Paris. Grecam has approximately $1.1 million in annual revenues. The acquisition is not expected to significantly affect CoStar’s 2006 earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: January 8, 2007	/s/ Frank A. Carchedi

Name: Frank A. Carchedi
Title: Chief Financial Officer